Exhibit 10.2

BILL BARRETT CORPORATION

NON-EMPLOYEE DIRECTOR

NOTIFICATION AND AGREEMENT OF ANNUAL RESTRICTED

COMMON STOCK UNIT AWARD TO [Name]

June 1, 201_

1.	General. This notification (“Notification”) is being provided to you (the “Participant”), as a non-employee director (“Director”) of Bill Barrett Corporation (the “Company”), in connection with the Restricted Common Stock Unit Award set forth below (the “Award”) that has been made pursuant to: (i) the Company’s Board of Directors revised compensation program adopted by the Company’s Board of Directors (the “Board”) effective April 10, 2012, as the same may be amended by the Board from time-to-time. The Award was made on June 1, 201_ (the “Grant Date”).

2.	Restricted Common Stock Unit Award. The Company hereby grants to you xxxx restricted common stock units (each unit being equivalent to one share of the Company’s common stock, no par value (“Common Stock”) and referred to herein as a “Unit,” and collectively as “Units”). The Award is subject to the following distribution and other requirements:

A.	Actual shares of Common Stock will be distributed in exchange for Units in a lump sum to be paid on the earlier of (i) the date set forth in Section C of the Director’s election form with respect to this Award (the “Election Form”), or (ii) your separation from service with the Company, including your termination of service on the Board (subject to the removal from service provision set forth below). [I understand that I may make a subsequent deferral election to further delay such payment by completing and submitting to the Company a new Election Form if my subsequent deferral election is made at least 1 year prior to the date set forth in Section C of the initial Election Form and the new payment date is at least 5 years after the date set forth in Section C of the initial Election Form.] [The previous sentence applies if the director made a deferral election in Section C of the Election Form.]

B.	If you are removed from service on the Board, any Units that have not vested will be forfeited.

C.	Upon death, accumulated Units that have not been paid to you will be distributed in shares of Common Stock to the beneficiary you designated on the Non-Employee Director Fee Election Form (the “Election Form”) as soon as practicable thereafter.

D.	If the Company declares a cash dividend on the Common Stock, dividend equivalents attributable to Units will be automatically granted and deemed reinvested in additional Units as of the last day of the quarter in which the dividend was paid. The number of dividend equivalent Units shall equal the cash dividend equivalent divided by the closing price of the Common Stock on the New York Stock Exchange on the dividend payment date.

3.	Miscellaneous.

A.	Shares of Common Stock subject to a Unit that is distributed may be withheld by the Company if required to satisfy applicable tax withholding obligations of the Company. In such case, shares of Common Stock net of such withholding will be distributed to you, unless you pay the tax withholding in cash. If the Company does not have a tax withholding obligation, then no shares of Common Stock will be withheld, and instead the Company will issue to you a Form 1099-MISC or other applicable tax report for the year in which the Unit was distributed.

B.	Except with respect to dividend equivalents for Units as provided above, the Units do not entitle you to any voting rights or other rights of a shareholder of the Company until shares of Common Stock have been distributed in exchange for Units.

C.	In addition to the terms and conditions set forth herein, the Awards are subject to (i) the terms and conditions of the Bill Barrett Corporation 2012 Equity Incentive Plan (the “2012 Plan”), and to the extent that a deferral election has been made with respect to Units, the Election Form you signed; and (ii) the prospectus relating to the Awards as the same may be amended, modified and supplemented from time-to-time.

D.	This Award (and any prior Award that was made or vested after December 31, 2004) is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), including any regulations or other guidance issued by the United States Treasury Department under Section 409A of the Code, and should be interpreted accordingly. By way of example, but not limitation, if a termination of service on the Board does not result in a separation from service under Section 409A of the Code, distributions to you under this Notification will instead be determined by reference to separation from service as defined under Section 409A of the Code.

E.	This Notification constitutes the entire understanding between the parties hereto regarding the Units and supersedes all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof.

4.	Acceptance and Agreement by Director. By signing below, Director accepts the Award and agrees to be bound by the terms, conditions, and restrictions set forth in the 2012 Plan, this Notification, and the Company’s policies, as in effect from time to time, relating to the 2012 Plan.

BILL BARRETT CORPORATION	DIRECTOR’S SIGNATURE

[Director Name]

Date:

2

BILL BARRETT CORPORATION

NON-EMPLOYEE DIRECTOR FEE ELECTIONS

2012 ELECTION FORM

The elections in B and C relate to the director fees payable to non-employee directors of Bill Barrett Corporation for services performed in 2012. Elections must be made no later than May 31, 2012.

A.	INFORMATION REGARDING DIRECTOR:

Name:

B.	ELECTIONS TO RECEIVE CURRENT CASH COMPENSATION IN THE FORM OF RESTRICTED COMMON STOCK UNITS PAYABLE FOR SERVICES FROM JULY 1, 2012 THROUGH DECEMBER 31, 2012 AND TO DEFER RECEIPT OF RESTRICTED COMMON STOCK UNITS: Complete Section B.1. only if you wish to irrevocably elect to receive all or a portion of your current cash compensation for such 2012 services in the form of Bill Barrett Corporation Restricted Common Stock Units. Complete Section B.2., only if you made an election in B.1. and if you wish to irrevocably elect to defer receipt of all of such Restricted Common Stock Units. If you wish to be paid cash or to have your cash compensation deferred under the Bill Barrett Corporation Deferred Compensation Plan, skip to Section C.

1.	Irrevocable Election to Receive Cash Compensation in Restricted Common Stock Units:

I hereby irrevocably elect to receive the following percentage or amount of the director fees otherwise payable to me in cash for services rendered from July 1, 2012 through December 31, 2012 (including quarterly retainer fees and any lead director fees) into Restricted Common Stock Units of Bill Barrett Corporation [select one only]:

☐ (a) ____________% [fill in a percentage] of all cash fees.

☐ (b) $____________ [fill in a dollar amount] from each cash fee payment (or the full dollar amount of the payment if less)

[Note: You instead may elect to defer all or any portion of your cash director fees under the Bill Barrett Deferred Compensation Plan. That election is separate from the election made on this form, and remains available to any portion of your cash fees that you do not convert into Restricted Common Stock Units. That election may be made online at __________.]

2.	Distribution Date Election (complete only if you have made an election under B.1.):

If no deferral election is made under this B.2., payment will be made on the day after the final day of each calendar quarter for which I elected to receive Restricted Common Stock Units for cash compensation in a single-sum payment of the number of shares of Common Stock based on the fair market value of the Common Stock as of the last business day of such calendar quarter. Complete the following election if you wish to irrevocably elect to defer payment of your Restricted Common Stock Units to a later date. If you do not wish to make a deferral election, skip to Section C.

I hereby irrevocably elect to receive payment on my 2012 deferred Restricted Common Stock Units resulting from my deferral election above (including any accumulated dividend equivalents thereon) on the earlier of my separation from service with Bill Barrett Corporation, including my service on the Board, or:

June	1, ________ [fill in a year that is after 2012]

Payment will be made on, or within 30 days after, the applicable payment date in a single-sum in the form of common stock of Bill Barrett Corporation. I understand that if I made a deferral election under this B.2., I may make a subsequent deferral election to further delay such payment by completing and submitting to the Company a new Election Form if my subsequent deferral election is made at least 1 year prior to the payment date that I selected above and the new payment date is at least 5 years after the payment date that I selected above.

C.

DISTRIBUTION ELECTION FOR ANNUAL COMMON STOCK UNITS: The Restricted Common Stock Units annually awarded to you under the Stock Incentive Plan normally are settled in a single-sum payment of the number of shares of Common Stock based on the fair market value of the Common Stock on the date of grant on June 1, 2012 and payable on the earlier of (i) the first anniversary of your award date, or (ii) your separation from service with Bill Barrett Corporation, including your service on the Board, except for removal from the Board in which case the Restricted Common Stock Units are forfeited. Complete the following election if you wish to irrevocably elect to defer settlement of your 2012 Restricted Common Stock Unit grant to a later date. If you do not wish to make a deferral election, skip to Section D.

I hereby irrevocably elect to receive payment of my 2012 annual Restricted Common Stock Unit grant (including any accumulated dividend equivalents thereon) on the earlier of my separation from service with Bill Barrett Corporation, including my service on the Board, or:

June	1, ___________ [fill in a year that is after 2013]

Payment will be made on, or within 30 days after, the applicable payment date in a single-sum in the form of common stock of Bill Barrett Corporation. I understand that I may make a subsequent deferral election to further delay such payment by completing and submitting to the Company a new Election Form if my subsequent deferral election is made at least 1 year prior to the payment date that I selected above and the new payment date is at least 5 years after the payment date that I selected above.

D.	BENEFICIARY DESIGNATION: Complete this section to designate a beneficiary for your Restricted Common Stock Units.

I hereby designate the following beneficiary to receive my accumulated Restricted Common Stock Units which have not been paid to me prior to my death:

Name:	Social Security Number:
Address:

This beneficiary designation will supersede your previous beneficiary designations, including designations made in connection with prior deferrals and/or under prior plans. If there is not sufficient space to designate your beneficiary above, please attach your complete written designation of your beneficiary.

Your most recently filed beneficiary designation will apply to all Restricted Common Stock Units outstanding at your death, including awards both before and after the beneficiary designation is made.

E.	SIGNATURE OF DIRECTOR:

, 2012
Signature	Date

IF YOU HAVE MADE ANY PAYMENT ELECTIONS UNDER SECTIONS B OR C, YOU MUST FAX YOUR COMPLETED AND SIGNED ELECTION FORM TO FRANCIS BARRON AT (303) 312-8598 AND MAIL THE ORIGINAL TO THE ADDRESS BELOW NO LATER THAN MAY 31, 2012:

Francis B. Barron

Bill Barrett Corporation

1099 18th Street, Suite 2300

Denver, CO 80202

A BENEFICIARY DESIGNATION UNDER D CAN BE MADE AT ANY TIME BY FILING THE FORM WITH FRANCIS BARRON PER THE INSTRUCTIONS ABOVE.

Receipt of the above election/designation form is hereby acknowledged.

BILL BARRETT CORPORATION

Dated:	By: